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                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. 2

                                     TO THE

                      COLLABORATIVE CLINICAL RESEARCH, INC.
          AMENDED AND RESTATED 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

         This Amendment No. 2 (the "Amendment") to the Collaborative Clinical Research, Inc. Amended and Restated 1996 Outside Directors Stock Option Plan is made this 17th day of September, 1998 by Collaborative Clinical Research, Inc. (the "Company").

                               W I T N E S S E T H

         WHEREAS, on September 20, 1996, the Company's shareholders approved and adopted the Collaborative Clinical Research, Inc. Amended and Restated 1996 Outside Directors Stock Option Plan, as amended on May 20, 1997 (the "Plan"); and

         WHEREAS, at a meeting held on September 17, 1998, the Company's Board of Directors deemed it necessary to amend certain provisions of the Plan in order to (i) increase the number of Common Shares subject to the Plan, (ii) modify the formula for automatic option grants, (iii) modify the vesting period of options granted and (iv) require the execution of written agreements for each option grant.

         NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

         1. COMMON SHARES SUBJECT TO THE PLAN. Subject to shareholder approval, the second paragraph of Section 3 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

         "Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be One Hundred Seventy-five Thousand (175,000) Common Shares."

         2. GRANT OF OPTIONS.

         (a) AUTOMATIC GRANTS. Section 4(a) of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

         "Subject to the terms of the Plan (including without limitation the receipt of shareholder approval contemplated by Section 2 hereof), each eligible Director shall be granted a non-qualified stock option to purchase such number of Common Shares as follows:

               (i) Each Director who was an eligible Director on July 23, 1998 shall receive a non-qualified stock option to purchase Ten Thousand (10,000) Common Shares, and the price at which such Common Shares may be purchased shall be equal to the "fair market value" of such shares as of July 23, 1998; and

               (ii) Each eligible Director newly appointed or elected, or re-elected, to the Board of Directors after July 23, 1998 shall thereupon be granted a non-qualified stock option to purchase Ten Thousand (10,000) Common Shares; and

               (iii) On the first business day immediately following the date of each of the Company's regular meetings of shareholders at which Directors are elected, commencing with the meeting to be held in 1999, each eligible Director shall be granted a non-qualified stock option to purchase Two Thousand Five Hundred (2,500) Common Shares.



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          Subject to the terms of the Plan, all such grants shall occur automatically without any further action by the Board of Directors. Each grant of options awarded hereunder shall also be subject to the terms and provisions of a written agreement as provided by Section 4(e) hereof."

         3. VESTING OF OPTIONS. Section 4(d) of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

         "Each eligible Director shall be entitled to exercise options granted under the Plan as follows:

               (i) With respect to options granted pursuant to paragraphs (i) or
(ii) of Section 4(a) above, each such option shall become fully vested and exercisable as to 3,333 of the underlying Common Shares on the day following the first anniversary of the Date of Grant, 6,666 of the underlying Common Shares on the day following the second anniversary of the Date of Grant and 10,000 of the underlying Common Shares on the third anniversary of the Date of Grant; and

               (ii) With respect to options granted pursuant to paragraph (iii) of Section 4(a) above, each such option shall become fully vested and exercisable as to all of the underlying Common Shares on the day following the first anniversary of the Date of Grant."

         4. WRITTEN AGREEMENT. The following Section 4(e) is inserted beneath
Section 4(d) of the Plan as follows:

               "e. WRITTEN AGREEMENT. Upon each grant of an option under the Plan, each eligible Director shall enter into a written agreement with the Company, a form of which is attached hereto as Exhibit A. The execution of such written agreement shall be a condition to the receipt of such option."

         IN WITNESS WHEREOF, Collaborative Clinical Research, Inc., by its appropriate officers duly authorized, has executed this Amendment No. 2 as of the 17th day of September, 1998.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.

                                          By:
                                            /s/ JEFFREY A. GREEN
                                            ------------------------------------
                                            Jeffrey A. Green, Pharm.D., FCP,
                                            President and Chief Executive
                                              Officer

                                          By:
                                            /s/ TERRY C. BLACK
                                            ------------------------------------
                                            Terry C. Black
                                            Vice President of Finance and Chief
                                              Financial Officer



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